UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                             _____________________

       Date of Report (Date of earliest event reported):  April 22, 2010

                         Gulf Island Fabrication, Inc.
             (Exact name of registrant as specified in its charter)

           Louisiana                   0-22303               72-1147390
  (State or other jurisdiction  (Commission File Number)   (IRS Employer
          of incorporation)                              Identification No.)

                               567 Thompson Road
                           Houma, Louisiana                  70363
            (Address of principal executive offices)     (Zip Code)


                                 (985) 872-2100
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

Gulf Island Fabrication, Inc. held its 2010 annual meeting of stockholders (the "Annual Meeting") on April 22, 2010 in Houma, Louisiana. At the Annual Meeting, our stockholders (i) elected each of the three persons listed below to serve as a Class I director for a term expiring in 2013, and (ii) ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2010 fiscal year.

Of the 14,314,810 shares of our common stock outstanding as of the record date, 13,846,306 shares were represented at the Annual Meeting. Our independent inspector of elections reported the vote of stockholders as follows:

Proposal 1: Election of three Class I directors.

                Name                   Votes For          Votes Withheld
           ---------------             ---------          --------------

            Michael A. Flick          11,834,655               1,244,675
             Ken C. Tamblyn           11,835,555               1,243,775
             John A. Wishart          11,038,927               2,040,403

Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

                                 Votes                         Broker
              Votes For         Against       Abstentions     Non-Votes
              ---------         -------       -----------     ---------
             13,737,741          78,275            30,290            --

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GULF ISLAND FABRICATION, INC.


                                   By:           /s/ Robin A. Seibert
                                           ---------------------------------
                                                     Robin A. Seibert
                                             Vice  President  -  Finance,
                                                Chief Financial Officer
                                                      and Treasurer


Dated:  April  27,  2010